                                                                     EXHIBIT 4-F
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                           FORD MOTOR CREDIT COMPANY

                                      AND

                             THE BANK OF NEW YORK,
                                                 TRUSTEE

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                         FOURTH SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 1, 1998

                           SUPPLEMENTAL TO INDENTURE

                   DATED AS OF JULY 1, 1985, AS SUPPLEMENTED
                   BY THE FIRST SUPPLEMENTAL INDENTURE DATED
                      AS OF NOVEMBER 15, 1987, THE SECOND
              SUPPLEMENTAL INDENTURE DATED AS OF OCTOBER 15, 1988
                      AND THE THIRD SUPPLEMENTAL INDENTURE
                           DATED AS OF MARCH 1, 1996

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                VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

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     FOURTH SUPPLEMENTAL INDENTURE, dated as of the First day of March, 1998, between Ford Motor Credit Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), party of the first part, and The Bank of New York, a corporation duly incorporated and existing under the laws of the State of New York (hereinafter sometimes called the "Trustee"), as Trustee under the indenture of the Company (the "Original Indenture"), dated as of July 1, 1985, as supplemented by a first supplemental indenture (the "First Supplemental Indenture") dated as of November 15, 1987, a second supplemental indenture (the "Second Supplemental Indenture") and a third supplemental indenture (the "Third Supplemental Indenture") dated as of March 1, 1996, (the "Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, being hereinafter called the "Indenture"), party of the second part.

     WHEREAS, the Indenture provides for the issuance from time to time of the Variable Denomination Floating Rate Demand Notes of the Company (hereinafter called the "Notes") issuable for the purposes and subject to the limitations contained in the Indenture;

     WHEREAS, Notes in the aggregate principal amount of $250,000,000 have been previously authorized for issuance from time to time under the Original Indenture and additional Notes have been previously authorized for issuance in the aggregate principal amount of $250,000,000 under the First Supplemental Indenture, $500,000,000 under the Second Supplemental Indenture and $1,00,000,000 under the Third Supplemental Indenture;

     WHEREAS, pursuant to Sections 2.01 and 11.01 of the Indenture, the Company desires to issue from time to time under the Indenture as supplemented hereby, in addition to the Notes previously authorized for issuance by the Company, Notes limited to the aggregate principal amount of Two Billion Dollars ($2,000,000,000), the further terms and provisions of which are set forth in the Indenture;

     WHEREAS, the text of the Notes and the Trustee's certificate of authentication to be borne by the Notes are to be substantially in the forms set forth in the Indenture; and

     WHEREAS, the Company represents that all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture and this Fourth Supplemental Indenture provided, the valid, binding and legal obligations of the Company and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Fourth Supplemental Indenture and the issue under the Indenture as further supplemented hereby of the Notes have in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Fourth Supplemental Indenture and proposes to make, execute, issue and deliver the Notes;

     NOW, THEREFORE:

     In order to declare the terms and conditions upon which the Notes are authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE.

                                   THE NOTES.

     SECTION 1.01. The Notes to be issued from time to time under the Indenture as supplemented hereby, not including the Notes previously authorized for issuance by the Company in the Indenture, shall be limited to the aggregate principal amount of Two Billion Dollars ($2,000,000,000).

                                  ARTICLE TWO.

                           MISCELLANEOUS PROVISIONS.

     SECTION 2.01. This Fourth Supplemental Indenture is executed by the Company and the Trustee pursuant to the provisions of Section 11.01 (f) of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented by this Fourth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

     SECTION 2.02. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 2.03. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Fourth Supplemental Indenture or the due authorization and execution hereof by the Company.

     SECTION 2.04. This Fourth Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

     IN WITNESS WHEREOF, FORD MOTOR CREDIT COMPANY, the party of the first part, has caused this Fourth Supplemental Indenture to be duly signed and acknowledged by its Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or its Secretary thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and THE BANK OF NEW YORK, as Trustee under the Indenture, the party of the second part, has caused this Fourth Supplemental Indenture to be duly signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Treasurers.

                                      FORD MOTOR CREDIT COMPANY

                                           By

Attest:
          Assistant Secretary
[CORPORATE SEAL]

                                      THE BANK OF NEW YORK

                                           By

Attest:
          Assistant Treasurer
[CORPORATE SEAL]

STATE OF MICHIGAN

COUNTY OF WAYNE
                   ss.:

     On this      day of March, 1998, before me personally came Hurley D. Smith, to me known, who, being by me duly sworn, did depose and say that he resides at 8205 Valleyview, Clarkston, Michigan; that he is Secretary of FORD MOTOR CREDIT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      [NOTARIAL SEAL]

STATE OF NEW YORK
COUNTY OF NEW YORK

                  SS.:

     On this    day of March, 1998, before me personally came
                  to me known, by me duly sworn, did depose and say that she
resides at                         , that is                   of THE BANK OF
NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.